United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 22, 2018

Date of Report (Date of earliest event reported)

HF Foods Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 W. Market Street Greensboro, NC	27409
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 268-2655

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company           ☒     Yes

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒      No

Item 1.01.	Entry into Material Definitive Agreement.

HF Foods Group Inc. (formerly Atlantic Acquisition Corp), a Delaware corporation (the “Company”) entered into employment agreements with its senior management, including its Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, simultaneously with the closing of its business combination completed on August 22, 2018 as previously reported on Form 8-K filed with the Securities and Exchange Commission on August 27, 2018. The description of the arrangements and agreements is included in Item 502(e) below which is incorporated by reference herein.

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective with the completion of the business combination on August 22, 2018 between the Company (formerly named Atlantic Acquisition Corp.) HF Group Holding Corporation, a North Carolina corporation (“HF Group”), the stockholders of HF Group, and Zhou Min Ni, as representative of the stockholders of HF Group and HF Group Merger Sub Inc., a Delaware subsidiary formed to complete the combination, HF Group became a wholly-owned subsidiary of the Company. The combination was undertaken and completed in accordance with a Merger Agreement dated as of March 28, 2018.

As contemplated by the Merger Agreement, HF Group merged with HF Group Merger Sub and HF Group became the surviving entity (the “Merger”) and a wholly-owned subsidiary of the Company (the “Acquisition”). Additionally, upon the closing of the transactions contemplated by the Merger Agreement (the “Closing”), (i) the stockholders of HF Group became the holders of a majority of the shares of common stock of Atlantic, and (ii) Atlantic changed its name to HF Foods Group Inc. (collectively, these transactions are sometimes referred to as the “Transactions”) and (iii) management of the Company was assumed by the senior members of management of HF Group.

The Merger Agreement also provided as a condition to closing that certain senior members of management of the combined entities, namely Zhou Min Ni, Chief Executive Officer, Ms. Chan Sin Wong, Chief Operating Officer and Jian (“Jonathan”) Ming Ni, Chief Financial Officer and Principal Accounting Officer would enter into employment agreements with the Company effective with the closing. Mr. Zhou Min Ni and Ms. Chan Sin Wong are spouses. A complete copy of the agreements is filed as an exhibit to this Report on Form 8-K. A summary of the material terms is provided below.

The Company’s agreement with Mr. Zhou Min Ni provides that he will serve as Chief Executive Officer of the Company and its subsidiaries. The agreement has a term which expires August 31, 2023. The agreement provides for automatic extensions of additional one-year terms unless either party provides written notice of termination at least 90 days prior to the termination date. Mr. Ni’s base salary is $400,000 per year and he is eligible for bonus awards based upon criteria which may be set from time to time by the Compensation Committee of the Board of the Company. He is eligible to receive benefits such as health care and related benefits as provided to other senior officers of the Company. There are no equity awards under the agreement.

Upon a change of control, if his employment is terminated, Mr. Ni would be entitled to receive a termination payment equal to two times his base salary plus an amount equal to any bonus payments paid in the prior fiscal year. Similar payments would be required in the event of termination without cause.

The Company’s agreement with Ms. Chan Sin Wong provides that she will serve as Chief Operating Officer of the Company and its subsidiaries. The agreement has a term which expires August 31, 2023. The agreement provides for automatic extensions of additional one-year terms unless either party provides written notice of termination at least 90 days prior to the termination date. Ms. Wong’s base salary is $400,000 per year and she is eligible for bonus awards based upon criteria which may be set from time to time by the Compensation Committee of the Board of the Company. She is eligible to receive benefits such as health care and related benefits as provided to other senior officers of the Company. There are no equity awards under the agreement.

Upon a change of control, if her employment is terminated, Ms. Wong would be entitled to receive a termination payment equal to two times her base salary plus an amount equal to any bonus payments paid in the prior fiscal year. Similar payments would be required in the event of termination without cause.

The Company’s agreement with Mr. Jian Ming Ni provides that he will serve as Chief Financial Officer and principal accounting officer of the Company and its subsidiaries. The agreement has a term which expires December 31, 2018. The agreement provides for automatic extensions of additional one-year terms unless either party provides written notice of termination at least 90 days prior to the termination date. Mr. Ni’s base salary is $70,000 per year and he is eligible for bonus awards based upon criteria which may be set from time to time by the Compensation Committee of the Board of the Company. He is eligible to receive benefits such as health care and related benefits as provided to other senior officers of the Company. There are no equity awards under the agreement.

Upon a change of control, if his employment is terminated, Mr. Ni would be entitled to receive a termination payment equal to two times his base salary plus an amount equal to any bonus payments paid in the prior fiscal year. Similar payments would be required in the event of termination without cause.

Item 9.01.	Financial Statement and Exhibits.

(a)-(b) Financial Statements.

None

(d) Exhibits

Exhibit No.	Description

10.10	Form of Employment Agreement as amended dated as of August 22, 2018 between HF Foods Group Inc. and Zhou Min Ni
10.11	Form of Employment Agreement as amended dated as of August 22, 2018 between HF Foods Group Inc. and Chan Sin Wong
10.12	Form of Employment Agreement as amended dated as of August 22, 2018 between HF Foods Group Inc. and Jian Ming Ni

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 13, 2018

HF FOODS GROUP INC.

(formerly Atlantic Acquisition Corp.)

By:	/s/ Jian (Jonathan) Ming Ni
Name:	Jian (“Jonathan”) Ming Ni
Title:	Chief Financial Officer and Principal Accounting Officer

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